Exhibit 4.27

Building 1
299 Pendoring Road
2195 Blackheath

P O Box 1995
Northcliff
2115 South Africa

e-mail: turgis@turgis.co.za
Tel: +2711 476-2279
Fax: +2711 476-2579
Reg No: 2001.002083.07

CONSENT

Ladies and Gentlemen:

The undersigned hereby consents to the references to (1) the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. under the United States Securities Act of 1933, as amended, in connection with the June 2006 mineral reserve estimates related to the Modder East Project (Turgis report number 29938-01) and (2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: June 25, 2007

/s/ Andrew Pooley (Pr.Eng)
Andrew Pooley (Pr.Eng)

Managing Director: R B Wilson

Directors: G J Oberholzer - A D Pooley (British) - C F P Smythe (British) - R P H Willis

Chairman: A G du Plessis